Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 91 to the Registration Statement on Form N–1A of Variable Insurance Products Fund: VIP Equity-Income Portfolio, VIP Growth Portfolio, and VIP Overseas Portfolio of our reports dated February 11, 2020; VIP High Income Portfolio and VIP Floating Rate High Income Portfolio of our reports dated February 13, 2020,  relating to the financial statements and financial highlights included in the December 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 13, 2020